Exhibit 12.01

Martin Marietta Materials, Inc. and Consolidated Subsidiaries

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2011

(add 000, except ratio)	Martin Marietta
EARNINGS:
Earnings before income taxes *	$99,408
Loss from less than 50%-owned associated companies, net	1,666
Interest expense **	58,586
Portion of rents representative of an interest factor	15,419

Adjusted Earnings and Fixed Charges	$175,079

FIXED CHARGES:

Interest expense **	$58,586
Capitalized interest	1,816
Portion of rents representative of an interest factor	15,419

Total Fixed Charges	$75,821
Ratio of Earnings to Fixed Charges	2.31

*	Represents earnings from continuing operations less net earnings attributable to noncontrolling interests.
**	Interest expense excludes $81 accrued for the interest component associated with uncertain tax positions.

Martin Marietta Materials, Inc. and Consolidated Subsidiaries

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2010

(add 000, except ratio)	Martin Marietta
EARNINGS:
Earnings before income taxes *	$126,044
Loss from less than 50%-owned associated companies, net	2,173
Interest expense **	68,456
Portion of rents representative of an interest factor	19,218

Adjusted Earnings and Fixed Charges	$215,891

FIXED CHARGES:

Interest expense **	$68,456
Capitalized interest	2,129
Portion of rents representative of an interest factor	19,218

Total Fixed Charges	$89,803
Ratio of Earnings to Fixed Charges	2.40

*	Represents earnings from continuing operations less net earnings attributable to noncontrolling interests.
**	Interest expense excludes $1,327 accrued for the interest component associated with uncertain tax positions.

Martin Marietta Materials, Inc. and Consolidated Subsidiaries

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2009

(add 000, except ratio)	Martin Marietta
EARNINGS:
Earnings before income taxes *	$112,557
Loss from less than 50%-owned associated companies, net	1,313
Interest expense **	73,460
Portion of rents representative of an interest factor	17,301

Adjusted Earnings and Fixed Charges	$204,631

FIXED CHARGES:

Interest expense **	$73,460
Capitalized interest	1,010
Portion of rents representative of an interest factor	17,301

Total Fixed Charges	$91,771
Ratio of Earnings to Fixed Charges	2.23

*	Represents earnings from continuing operations less net earnings attributable to noncontrolling interests.
**	Interest expense excludes interest income of $343 related to the reversal of interest accruals for uncertain tax positions.

Martin Marietta and Consolidated Subsidiaries

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2008

(add 000, except ratio)	Martin Marietta
EARNINGS:
Earnings before income taxes *	$243,635
(Earnings) Loss from less than 50%-owned associated companies, net	190
Interest expense **	74,299
Portion of rents representative of an interest factor	19,727

Adjusted Earnings and Fixed Charges	$337,851

FIXED CHARGES:

Interest expense **	$74,299
Capitalized interest	3,692
Portion of rents representative of an interest factor	19,727

Total Fixed Charges	$97,718
Ratio of Earnings to Fixed Charges	3.46

*	Represents earnings from continuing operations less net earnings attributable to noncontrolling interests.
**	Interest expense excludes interest income of $1,247 related to the reversal of interest accruals for uncertain tax positions.

Martin Marietta Materials, Inc. and Consolidated Subsidiaries

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2007

(add 000, except ratio)	Martin Marietta
EARNINGS:
Earnings before income taxes *	$376,035
(Earnings) Loss from less than 50%-owned associated companies, net	(2,748)
Interest expense **	60,893
Portion of rents representative of an interest factor	22,244

Adjusted Earnings and Fixed Charges	$456,424

FIXED CHARGES:

Interest expense **	$60,893
Capitalized interest	3,873
Portion of rents representative of an interest factor	22,244

Total Fixed Charges	$87,010
Ratio of Earnings to Fixed Charges	5.25

*	Represents earnings from continuing operations less net earnings attributable to noncontrolling interests.
**	Interest expense excludes $12 accrued for the interest component associated with uncertain tax positions.